SILVER BAY REALTY TRUST CORP.
REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

NEW YORK, May 4, 2016 - Silver Bay Realty Trust Corp. (NYSE: SBY) (“the Company” or “Silver Bay”) today announced its financial results for the quarter ended March 31, 2016.

Highlights

▪	Total revenue of $31.1 million for the first quarter of 2016, an increase of 40% compared to the first quarter of 2015

▪	Net operating income of $17.6 million for the first quarter of 2016, an increase of 48% compared to the first quarter of 2015

▪	Same-Home net operating income increased 6% year-over-year for the first quarter of 2016 compared to the first quarter of 2015

▪	Core funds from operations of $0.19 per share, an increase of 58% compared to the first quarter of 2015

▪	Aggregate occupancy increased to 97% on portfolio of 8,981 single-family properties

▪	Rental increases of 4.8% on new move-ins and 3.3% on renewals

▪	Net loss of $3.6 million for the first quarter of 2016, an improvement of 7% compared to the first quarter of 2015

“As we move into our peak leasing season, we are experiencing robust rental demand and are pleased to report that our aggregate portfolio occupancy climbed nearly 500 basis points to 97% year-over-year,” said Thomas W. Brock, Silver Bay’s Interim Chief Executive Officer. “We generated a 58% increase year-over-year in core funds from operations per share and believe that our continued focus on executing our operational initiatives will yield further benefits for our stockholders.”

Financial Results

Silver Bay reported total revenue of $31.1 million for the first quarter of 2016, a 40% increase compared to total revenue of $22.3 million for the first quarter of 2015. This increase was due primarily to the increase in the number of leased properties generating rental income, and to a lesser extent, rental growth. The Company owned 8,702 leased properties as of March 31, 2016, as compared to 6,329 leased properties as of March 31, 2015. Net loss attributable to common stockholders for the first quarter of 2016 was $3.4 million, or $0.09 per common share, compared to net loss attributable to common stockholders for the first quarter of 2015 of $3.6 million, or $0.10 per common share.

The Company reported net operating income (“NOI”) of $17.6 million for the first quarter of 2016, a 48% increase compared to NOI of $11.9 million for the first quarter of 2015. Same-Home NOI increased to $12.1 million for the first quarter of 2016, a 6% increase compared to Same-Home NOI of $11.3 million for the first quarter of 2015. Core funds from operations (“Core FFO”) for the first quarter of 2016 was $7.2 million, or $0.19 per share(1), a 58% increase on a per share basis compared to Core FFO for the first quarter of 2015 of $4.5 million, or $0.12 per share. NOI, Same-Home NOI and Core FFO are non-GAAP(2) financial measures. Reconciliations of net loss to NOI, Same-Home NOI and Core FFO are included in the supplemental financial and operating data accompanying this press release.

(1) Per share means per weighted average common shares and common units of the operating partnership.
(2) GAAP is defined in accordance with accounting principles generally accepted in the United States.

Portfolio, Financial and Operating Metrics Summary

Silver Bay owned a portfolio of 8,981 single-family properties as of March 31, 2016. The following table provides a summary of Silver Bay’s portfolio, financial and operating metrics for the first quarter of 2016 and 2015, respectively:

PORTFOLIO, FINANCIAL AND OPERATING SUMMARY (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AND PER HOME DATA)
	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net loss attributable to common stockholders	$(3,404)	$(3,644)
Net loss per share attributable to common shares	$(0.09)	$(0.10)
Net operating income	$17,593	$11,876
Net operating income as a percentage of total revenue	56.5%	53.4%
Same-Home net operating income	$12,063	$11,339
Same-Home net operating income as a percentage of Same-Home revenue	55.2%	54.7%
Core FFO per share	$0.19	$0.12

	As of March 31, 2016	As of March 31, 2015
Occupancy Rate:
Aggregate portfolio	96.9%	92.2%
Same-Home portfolio	97.6%	96.3%
Average Monthly Rent:
Aggregate portfolio	$1,178	$1,200
Same-Home portfolio	$1,238	$1,197
Trailing Twelve Month Turnover	29.0%	29.4%

Operating Metrics

Silver Bay reported an aggregate occupancy rate of 96.9% as of March 31, 2016, an increase from 92.2%, in the first quarter 2015. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,178 as of March 31, 2016, compared to an average monthly rent of $1,200 as of March 31, 2015. This decrease in average monthly rent was due to a change in the portfolio mix related to The American Home portfolio acquisition (the "Portfolio Acquisition"), partially offset by rental growth. Same-Home average monthly rent was $1,238 as of March 31, 2016, compared to an average monthly rent of $1,197 as of March 31, 2015.

Silver Bay's trailing twelve-month turnover improved 40 basis points to 29.0% as of March 31, 2016 from 29.4% as of March 31, 2015.

Same-Home Metrics

The Company began today reporting Same-Home metrics for the first quarter of 2016. The Same-Home portfolio of 5,985 properties represents approximately 67% of the total Company portfolio as of March 31, 2016. Same-Home NOI grew $0.7 million to $12.1 million and as a percentage of revenue improved 50 basis points to 55.2% compared to a year ago. This increase was primarily due to revenue growth resulting from higher occupancy and rental rate growth, partially offset by an increase in certain property operating expenses. Occupancy increased on the Same-Home portfolio by 130 basis points to 97.6% and average monthly rent increased 3.4% to $1,238, each as of March 31, 2016. Additional detail on the Company's Same-Home portfolio is located in the supplemental financial and operating data accompanying this press release.

Disposition Activity

During the first quarter of 2016, the Company sold 53 single-family homes for an aggregate price of $7.3 million. Net gain for these sales totaled $1.3 million, excluding the net gain on homes acquired in the Portfolio Acquisition whose gain will be re-allocated to the purchase price within one year of the acquisition.

Share Repurchase Plan

During the first quarter of 2016, the Company repurchased and retired 545,223 shares under the plan for a total cost of $7.9 million at an average purchase price of $14.43 per share, inclusive of commissions.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.13 per share of common stock for the quarter ended March 31, 2016. The dividend was paid April 15, 2016 to common stockholders of record at the close of business on April 4, 2016.

Liquidity and Capital Resources

The Company's liquidity and capital resources as of March 31, 2016 consisted of cash of $29.4 million, escrow deposits of $17.0 million and $68.7 million borrowing capacity on its revolving credit facility.

Conference Call

Silver Bay will host a conference call on May 5, 2016 at 10:00 a.m. EDT to discuss first quarter 2016 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EDT on May 5, 2016 through 9:00 a.m. EDT on June 5, 2016. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10083846. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas. Silver Bay has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal tax purposes.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: the search for and qualifications of a permanent chief executive officer; Silver Bay's projected financial and operating results; Silver Bay's ability to lease and operate acquired properties and to improve its operating performance, including Silver Bay's abilities and projections related to turnover rates and timeframes, operating costs, rent increases, and occupancy rates; intentions related to asset sales, including pricing, volume and identity of such assets; Silver Bay's intentions related to its capital allocation strategy, including through the use of share repurchases; expectations of portfolio size; the impact of seasonality on Silver Bay’s results; estimates relating to Silver Bay’s ability to make distributions to its stockholders in the future; market trends in Silver Bay’s industry, such homeownership rates and the impact of such trends on its operations; future real estate values and prices; and the general economy and its impact on Silver Bay’s results.

The forward-looking statements contained in this press release and related conference reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 3 "Quantitative and Qualitative Disclosures about Market Risk" in this Quarterly Report on Form 10-Q and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the Securities and Exchange Commission ("SEC"); defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver Bay’s ability to implement and manage its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; maintenance or capital improvement costs related to the portfolio acquired from The American Home (the “Portfolio”) that exceed Silver Bay's assumptions, defaults among residents of the Portfolio that exceed Silver Bay's assumptions; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT.

The forward-looking statements in this press release and related conference call represent Silver Bay’s views as of the date of this press release. Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws. Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this press release. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's website at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact
Investor Relations, Silver Bay Realty Trust Corp., investors@silverbaymgmt.com, (952) 358-4400.

UNAUDITED SUPPLEMENTAL FINANCIAL AND OPERATING DATA
FIRST QUARTER 2016

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	March 31, 2016 (Unaudited)	December 31, 2015
Assets
Investments in real estate:
Land and land improvements	$219,112	$220,110
Building and improvements	989,182	989,574
	1,208,294	1,209,684
Accumulated depreciation	(83,499)	(74,907)
Investments in real estate, net	1,124,795	1,134,777
Assets held for sale	10,146	11,184
Cash	29,395	29,028
Escrow deposits	17,035	15,472
Resident security deposits	12,739	12,521
Other assets	10,677	13,298
Total assets	$1,204,787	$1,216,280

Liabilities and Equity
Liabilities:
Securitization loan, net	$296,386	$295,741
Revolving credit facility	331,330	326,472
Accounts payable and accrued expenses	16,064	16,752
Resident prepaid rent and security deposits	14,800	14,462
Total liabilities	658,580	653,427
10% cumulative redeemable preferred stock at liquidation value, $0.01 par; 50,000,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 35,610,886 and 36,063,187, respectively, shares issued and outstanding	354	359
Additional paid-in capital	644,681	651,987
Accumulated other comprehensive loss	(2,063)	(1,613)
Cumulative deficit	(129,915)	(121,620)
Total stockholders’ equity	513,057	529,113
Noncontrolling interests - Operating Partnership	32,150	32,740
Total equity	545,207	561,853
Total liabilities and equity	$1,204,787	$1,216,280

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Revenue:
Rental income	$30,424	$21,703
Other income	712	549
Total revenue	31,136	22,252
Expenses:
Property operating and maintenance	5,884	4,357
Real estate taxes	4,452	3,551
Homeowners’ association fees	436	405
Property management	2,771	2,147
Depreciation and amortization	9,366	7,111
Portfolio acquisition expense	—	755
General and administrative	3,853	3,984
Share-based compensation	572	497
Severance and other	1,667	—
Interest expense	6,212	3,486
Total expenses	35,213	26,293
Loss before other income, income taxes and non-controlling interests	(4,077)	(4,041)
Other income:
Net gain on disposition of real estate	1,285	—
Other (expense) income	(330)	266
Total other income	955	266
Loss before income taxes and non-controlling interests	(3,122)	(3,775)
Income tax expense, net	(467)	(66)
Net loss	(3,589)	(3,841)
Net loss attributable to noncontrolling interests - Operating Partnership	210	222
Net loss attributable to controlling interests	(3,379)	(3,619)
Preferred stock distributions	(25)	(25)
Net loss attributable to common stockholders	$(3,404)	$(3,644)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.09)	$(0.10)
Weighted average common shares outstanding	36,022,953	36,428,809

Comprehensive Loss:
Net loss	$(3,589)	$(3,841)
Other comprehensive loss:
Change in fair value of interest rate cap agreements	(474)	(59)
Losses reclassified into earnings from other comprehensive loss	24	—
Other comprehensive loss	(450)	(59)
Comprehensive loss	(4,039)	(3,900)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	238	222
Comprehensive loss attributable to controlling interests	$(3,801)	$(3,678)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2016
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership	Total Equity
Balance at January 1, 2016	36,063,187	$359	$651,987	$(1,613)	$(121,620)	$529,113	$32,740	$561,853
Non-cash equity awards, net	123,251	—	547	—	—	547	—	547
Repurchase and retirement of common stock	(575,552)	(5)	(8,233)	—	—	(8,238)	—	(8,238)
Dividends declared	—	—	—	—	(4,916)	(4,916)	—	(4,916)
Net loss	—	—	—	—	(3,379)	(3,379)	(210)	(3,589)
Change in fair value of interest rate cap agreements	—	—	—	(474)	—	(474)	—	(474)
Losses reclassified into earnings from other comprehensive loss	—	—	—	24	—	24	—	24
Adjustment to noncontrolling interests - Operating Partnership	—	—	380	—	—	380	(380)	—
Balance at March 31, 2016	35,610,886	$354	$644,681	$(2,063)	$(129,915)	$513,057	$32,150	$545,207

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(3,589)	$(3,841)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,366	7,111
Non-cash share-based compensation	547	478
Losses reclassified into earnings from other comprehensive loss	24	—
Amortization and write-off of deferred financing costs	1,153	1,023
Amortization of discount on securitization loan	75	75
Net gain on disposition of real estate	(1,285)	—
Other	415	219
Net change in assets and liabilities:
(Increase) decrease in escrow cash for operating activities and debt reserves	(1,570)	2,683
Decrease (increase) in other assets	397	(966)
(Decrease) increase in accounts payable, accrued expenses, and prepaid rent	(80)	1,477
Net cash provided by operating activities	5,453	8,259
Cash Flows From Investing Activities:
Purchase of investments in real estate	—	(9,897)
Capital improvements of investments in real estate	(4,068)	(9,502)
Decrease (increase) in escrow cash for investing activities	7	(4,630)
Proceeds from disposition of real estate	7,342	1,240
Other	—	(43)
Net cash provided by (used in) investing activities	3,281	(22,832)
Cash Flows From Financing Activities:
Payments on securitization loan	—	(520)
Proceeds from revolving credit facility	7,732	15,125
Payments on revolving credit facility	(2,874)	—
Deferred financing costs paid	(9)	(4,712)
Purchase of interest rate cap agreements	—	(2,250)
Repurchase and retirement of common stock	(8,238)	(7,668)
Dividends paid	(4,978)	(2,359)
Net cash used in financing activities	(8,367)	(2,384)
Net change in cash	367	(16,957)
Cash at beginning of period	29,028	49,854
Cash at end of period	$29,395	$32,897

Supplemental disclosure of cash flow information:
Decrease in fair value of interest rate cap agreements	$474	$59
Non-cash investing and financing activities:
Common stock and unit dividends declared, but not paid	$4,916	$3,454
Financing costs in accounts payable	$—	$178
Capital improvements in accounts payable	$487	$1,543

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF MARCH 31, 2016

Market	Number of Properties (1)	Aggregate Cost Basis(2) (in thousands)	Average Cost Basis Per Property	Average Age (in years)(3)	Average Square Footage
Atlanta	2,712	$317,249	$116,980	22.0	1,801
Phoenix	1,424	203,182	142,684	27.2	1,636
Tampa	1,113	159,955	143,715	27.6	1,623
Charlotte (4)	685	85,004	124,093	15.7	1,645
Dallas	503	67,630	134,453	24.0	1,619
Orlando	493	66,036	133,947	28.6	1,500
Jacksonville	452	59,708	132,097	27.4	1,537
Southeast FL (5)	384	76,697	199,732	44.6	1,494
Northern CA (6)	382	72,831	190,657	47.4	1,399
Las Vegas	290	41,291	142,383	19.7	1,717
Columbus	284	33,161	116,764	38.6	1,414
Tucson	209	17,566	84,048	43.0	1,330
Southern CA (7)	50	7,984	159,680	46.8	1,375
Totals	8,981	$1,208,294	$134,539	26.9	1,642

(1)
Total properties exclude properties reflected as assets held for sale on the Company's condensed consolidated balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

(2)
Aggregate cost basis includes all capitalized costs, determined in accordance with GAAP, incurred through March 31, 2016 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost basis includes $17.4 million in capital improvements, incurred from the Company's formation through March 31, 2016, made to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of March 31, 2016, approximately 4% of the Company's properties were less than 10 years old, 38% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 10% were between 40 and 50 years old, and 10% were more than 50 years old. Average age is an annual calculation.

(4)	Charlotte market includes properties in South Carolina due to its proximity to Charlotte, North Carolina.

(5)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(6)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(7)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND LEASING STATUS OF AGGREGATE PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

	Three Months Ended March 31,
	2016	% of Revenue	2015	% of Revenue

Total revenue	$31,136	100.0%	$22,252	100.0%
Property operating expenses:
Property operating and maintenance	5,884	18.9%	4,357	19.6%
Real estate taxes	4,452	14.3%	3,551	16.0%
Homeowners’ association fees	436	1.4%	405	1.8%
Property management	2,771	8.9%	2,147	9.6%
Total property operating expenses	$13,543	43.5%	$10,460	47.0%
Net operating income (1)	$17,593	56.5%	$11,876	53.4%
Quarterly turnover (2)	7.2%		5.8%
Stabilized capital expenditures	$2,379		$1,298
Stabilized capital expenditure per home	$265		$196

(1)
Net operating income ("NOI") is a non-GAAP financial measure the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance as a REIT. Reconciliations of NOI to net loss prepared in accordance with GAAP are provided in Definitions and Reconciliations of Non-GAAP Financial Measures.

(2)	Quarterly turnover percentage represents the number of properties turned over in each respective period divided by the number of properties in stabilized status as of each respective period-end.

Market	Number of Properties	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Average Monthly Rent(3)
Atlanta	2,712	2,623	89	96.7%	$1,072
Phoenix	1,424	1,404	20	98.6%	1,109
Tampa	1,113	1,070	43	96.1%	1,306
Charlotte	685	653	32	95.3%	1,072
Dallas	503	482	21	95.8%	1,304
Orlando	493	481	12	97.6%	1,170
Jacksonville	452	439	13	97.1%	1,144
Southeast FL	384	363	21	94.5%	1,669
Northern CA	382	380	2	99.5%	1,632
Las Vegas	290	287	3	99.0%	1,200
Columbus	284	273	11	96.1%	1,074
Tucson	209	203	6	97.1%	846
Southern CA	50	44	6	88.0%	1,198
Totals	8,981	8,702	279	96.9%	$1,178

(3)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of March 31, 2016 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND LEASING STATUS OF SAME-HOME PROPERTY PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

	Three Months Ended March 31,
	2016	% of Revenue	2015	% of Revenue
Same-Home(1) total revenue	$21,851	100.0%	$20,742	100.0%
Same-Home property operating expenses:
Property operating and maintenance	4,339	19.9%	3,845	18.5%
Real estate taxes	3,175	14.5%	3,171	15.3%
Homeowners' association fees	341	1.6%	375	1.8%
Property management	1,933	8.8%	2,012	9.7%
Same-Home property operating expenses	9,788	44.8%	9,403	45.3%
Same-Home net operating income (1)	$12,063	55.2%	$11,339	54.7%
Same-Home quarterly turnover (2)	6.3%		6.0%
Same-Home capital expenditures	$1,449		$1,236
Same-Home capital expenditures per home	$242		$207

(1)
The Company began today reporting Same-Home metrics for the first quarter of 2016. The Company defines Same-Home properties as those properties (1) that it had stabilized and for which it had completed the initial renovation as of January 1, 2015 and (2) that it held in operations throughout the full periods presented in both 2015 and 2016. Same-Home properties exclude properties classified as held for sale and properties taken out of service as a result of a casualty loss. The Company considers a property stabilized at the earlier of (1) its first authorized occupancy or (2) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties require a future initial renovation to meet the Company's standards and may have existing residents who would not otherwise meet the resident screening requirements. Same-Home net operating income ("Same-Home NOI") is a non-GAAP financial measure the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance as a REIT. Reconciliations of Same-Home NOI to net loss prepared in accordance with GAAP are provided in Definitions and Reconciliations of Non-GAAP Financial Measures.

(2)	Quarterly turnover percentage represents the number of properties turned over in each respective period divided by the number of properties in Same-Home status as of each respective period-end.

		Aggregate Occupancy		Average Monthly Rent (3)
	Number of Same-Home Properties	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Atlanta	1,054	98.0%	96.4%	$1,201	$1,159
Phoenix	1,424	98.6%	97.3%	1,109	1,073
Tampa	923	96.5%	95.6%	1,333	1,284
Charlotte	143	97.2%	86.7%	1,204	1,171
Dallas	379	95.5%	92.6%	1,312	1,281
Orlando	282	98.2%	98.9%	1,277	1,227
Jacksonville	301	98.3%	96.7%	1,127	1,106
Southeast FL	264	95.1%	94.7%	1,724	1,698
Northern CA	382	99.5%	97.9%	1,632	1,526
Las Vegas	290	99.0%	98.6%	1,200	1,166
Columbus	284	96.1%	96.8%	1,074	1,047
Tucson	209	97.1%	96.2%	846	840
Southern CA	50	88.0%	100%	1,198	1,210
Totals	5,985	97.6%	96.3%	$1,238	$1,197

(3)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of March 31, 2016 and 2015, respectively, and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

In addition to the Company's net loss which is presented in accordance with GAAP, the Company also presents certain supplemental non-GAAP performance measures. These measures are not to be considered more relevant or accurate than the performance measures presented in accordance with GAAP. In compliance with applicable rules of the Securities and Exchange Commission ("SEC"), the Company's non-GAAP measures are reconciled to net loss, the most directly comparable GAAP performance measure. As with other non-GAAP performance measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP performance measures.

Net Operating Income and Same-Home Net Operating Income

The Company defines net operating income ("NOI") as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, portfolio acquisition expense, general and administrative expenses, share-based compensation, severance and other, interest expense, net gain on disposition of real estate, income tax expense, net and other non-comparable items as applicable. The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of its real estate operations.

The Company defines Same-Home properties as those properties (1) that it had stabilized and for which it had completed the initial renovation as of January 1, 2015 and (2) that it held in operations throughout the full periods presented in both 2015 and 2016. Same-Home properties exclude properties classified as held for sale and properties taken out of service as a result of a casualty loss. The Company considers a property stabilized at the earlier of (1) its first authorized occupancy or (2) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties require a future initial renovation to meet the Company's standards and may have existing residents who would not otherwise meet the resident screening requirements. The Company believes Same-Home NOI is a useful measure of performance because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio.

The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP for the three months ended March 31, 2016 and 2015 (amounts in thousands):

	Three Months Ended March 31,
	2016	2015
Net loss	$(3,589)	$(3,841)
Depreciation and amortization	9,366	7,111
Portfolio acquisition expense	—	755
General and administrative	3,853	3,984
Share-based compensation	572	497
Severance and other	1,667	—
Interest expense	6,212	3,486
Net gain on disposition of real estate	(1,285)	—
Other expense (income)	330	(266)
Income tax expense, net	467	66
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	84
Net operating income	17,593	11,876
Less non-Same-Home
Total revenue	(9,285)	(1,510)
Property operating expenses	3,755	973
Same-Home net operating income	$12,063	$11,339

Net operating income as a percentage of total revenue	56.5%	53.4%
Same-Home net operating income as a percentage of Same-Home total revenue	55.2%	54.7%

Neither NOI nor Same-Home NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of its performance or as measures of liquidity. Although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the basis for computing these non-GAAP measures is comparable with that of other REITs.

Funds From Operations and Core Funds From Operations

Funds from operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core funds from operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the Portfolio Acquisition, share-based compensation, income tax expense on the disposition of real estate, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company's net loss as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months ended March 31, 2016 and 2015. Also presented is information regarding the weighted-average number of shares of its common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2016	2015
Net loss	$(3,589)	$(3,841)
Depreciation and amortization	9,366	7,111
Net gain on disposition of real estate	(1,285)	—
Other expense (income)	59	(286)
Funds from operations	4,551	2,984

Adjustments:
Portfolio acquisition expense (1)	—	755
Share-based compensation	572	497
Severance and other	1,667	—
Market ready costs prior to initial lease and other	—	84
Write-off of deferred financing fees	—	31
Amortization of discount on securitization loan	75	75
Income tax expense on disposition of real estate	350	—
Other expense (2)	—	64
Core funds from operations	$7,215	$4,490

FFO	$4,551	$2,984
Preferred stock distributions	(25)	(25)
FFO available to common shares and units	$4,526	$2,959

Core FFO	$7,215	$4,490
Preferred stock distributions	(25)	(25)
Core FFO available to common shares and units	$7,190	$4,465

Weighted average common shares and units outstanding (3)	38,254,464	38,660,320
FFO per share	$0.12	$0.08
Core FFO per share	$0.19	$0.12

(1)	Includes a one-time expense for costs related to the Portfolio Acquisition.

(2)	Non-comparable costs from prior periods.

(3)	Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.